UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 5, 2024

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ZENTALIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39263	82-3607803
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1359 Broadway, Suite 801
New York, New York 10018
(Address of principal executive offices) (Zip Code)
(212) 433-3791
(Registrant’s telephone number, include area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZNTL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2024, Melissa Epperly resigned as Chief Financial Officer, Treasurer, principal financial officer and principal accounting officer of Zentalis Pharmaceuticals, Inc. (“Zentalis” or the “Company”), effective immediately (the “Transition Date”). The Company is conducting a search for a new Chief Financial Officer. Ms. Epperly is eligible to receive severance benefits under her Amended & Restated Employment Agreement, dated February 28, 2023, which was previously filed with the Securities and Exchange Commission on March 1, 2023 as Exhibit 10.11 to the Company’s Annual Report on Form 10-K, subject to Ms. Epperly’s entry into a release agreement with the Company.

Effective on the Transition Date, the Company’s Board of Directors (the “Board”) appointed the Company’s President, Cam Gallagher, as interim Chief Financial Officer, Treasurer and principal financial officer, and the Company’s Vice President, Finance, Vincent Vultaggio, as interim principal accounting officer. Kyle Rasbach, the Company’s Chief Business Officer, will oversee the Investor Relations function on an interim basis.

Mr. Gallagher, age 54, has served as the Company’s President since May 2022 and as a member of the Board since the Company’s founding in December 2014. Mr. Gallagher served as the Chief Business Officer at Immusoft Corp (“Immusoft”), a preclinical gene therapy company, from April 2018 to May 2022, and as a member of Immusoft’s Board of Directors from December 2022 to March 2024. From October 2016 to June 2019, Mr. Gallagher served as the Head of Corporate Development and as a member of the Board of Directors of Oncternal Therapeutics, Inc. (Nasdaq: ONCT), a clinical stage, oncology biopharmaceutical company, and from 2014 to 2016, he served as the Chief Business Officer and as a member of the Board of Directors of RetroSense Therapeutics, LLC, a gene therapy company, until its acquisition by Allergan plc. Mr. Gallagher also served as the Chief Business Officer of Kalyra Pharmaceuticals, Inc. from July 2013 to January 2024. Mr. Gallagher has been a member of the Board of Directors of Ocuphire Pharma, Inc. (Nasdaq: OCUP), a clinical stage ophthalmology company, since November 2020 and currently serves as Chairman of the Board of Directors. Mr. Gallagher has also served as a member of the Board of Directors of Healios K.K. (TSE: 4593) from March 2022 to March 2023, as a member of the Board of Directors of selectION, Inc. since July 2018, as a managing member of Recurium IP Holdings, LLC (“Recurium IP”) since October 2017, and as managing director of Nerveda, LLC, a life science seed fund he co-founded, since September 2007. He also served as a member of the Board of Directors of Ray Therapeutics, Inc., a biotechnology company specializing in optogenetics gene therapies, from February 2021 to May 2023, and as a member of the Board of Directors of VelosBio Inc., an oncology-focused biopharmaceutical company, from December 2017 until its acquisition by Merck & Co., Inc. (NYSE: MRK) in December 2020. In addition, Mr. Gallagher has served on the Board of the Moores Cancer Center at UC San Diego Health since May 2019. Mr. Gallagher received an M.B.A. from the University of San Diego and a B.S. in Business Administration from Ohio University. There is no arrangement or understanding between Mr. Gallagher and any other person, pursuant to which Mr. Gallagher was selected as interim Chief Financial Officer, Treasurer and principal financial officer. There are no family relationships between Mr. Gallagher and any of the Company’s current or former directors or executive officers. Other than as previously disclosed in the Company’s SEC filings with respect to the Company’s agreement with Recurium IP, Mr. Gallagher is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (“S-K 404(a)”).

Mr. Vultaggio, age 41, has served as the Company's Vice President, Finance since February 2023 and has approximately 20 years of public accounting and corporate finance experience. He joined Zentalis as Controller/Senior Director, Finance in January 2019 and was subsequently promoted to Executive Director, Finance and Controller in January 2021. Before joining the Company, Mr. Vultaggio was the Director of Accounting for Halozyme Therapeutics (“Halozyme”) from November 2015 to January 2019. Before joining Halozyme, Mr. Vultaggio held financial positions of varying levels of responsibility at life sciences and technology companies. Mr. Vultaggio began his career as an auditor at Ernst & Young LLP from September 2004 through April 2011, where he last served as a Manager, Assurance Services. Mr. Vultaggio received a B.A. in Accountancy and an M.A. in Accountancy and Financial Management from the University of San Diego in 2004. There is no arrangement or understanding between Mr. Vultaggio and any other person, pursuant to which Mr. Vultaggio was selected as interim principal accounting officer. There are no family relationships between Mr. Vultaggio and any of the Company’s current or former directors or executive officers. Mr. Vultaggio is not a party to any transaction that would require disclosure under S-K 404(a).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENTALIS PHARMACEUTICALS, INC.

Date: April 11, 2024	By:	/s/ Kimberly Blackwell, M.D.
Kimberly Blackwell, M.D.
Chief Executive Officer